UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

6 North Main Street

Fairport, NY 14450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Distribution Date Press Release

In connection with Vinco Ventures, Inc.’s (the “Company” or “Vinco”) previously announced spin-off of Cryptyde, Inc. (“Cryptyde”), on May 5, 2022, the Company announced that each Company stockholder of record as of the close of business on May 18, 2022 (the “Record Date”) will receive one share of Cryptyde’s common stock for every ten shares of Company common stock held. On June 23, 2022, the Company issued a press release announcing that the Company’s Board of Directors had set June 29, 2022 (the “Distribution Date”) as the distribution date for the dividend of shares of its common stock of Cryptyde to be distributed, subject to certain conditions, to Vinco stockholders in order to effect the previously disclosed separation of Vinco and Cryptyde into two independent, publicly traded companies.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mailing of Cryptyde, Inc. Information Statement to Vinco Ventures, Inc. Shareholders

Cryptyde previously filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form 10, initially filed on November 8, 2021 (as amended, the “Registration Statement”), relating to the separation of Cryptyde from Vinco by means of a spin-off. On May 16, 2022, the Registration Statement was declared effective by the SEC. The Registration Statement includes an information statement that describes the separation and distribution, and provides important information regarding Cryptyde’s business and management.

The final information statement, dated June 27, 2022 (the “Information Statement”), is attached hereto as Exhibit 99.2. On June 27, 2022, Vinco began mailing the Information Statement to its shareholders.

As further described in the Information Statement, Vinco expects to distribute to Vinco stockholders one share of Cryptyde common stock for every ten shares of Vinco common stock they own as of 5:00 p.m. local New York City time on May 18, 2022, the record date for the distribution. The distribution is expected to be effective on June 29, 2022. Completion of the distribution is conditioned upon the satisfaction or waiver of certain conditions as set forth in the Separation and Distribution Agreement previously filed with the SEC. Cryptyde common stock is expected to begin trading “regular way” on the Nasdaq Capital Market under the ticker symbol “TYDE” on June 30, 2022, the first trading day following the distribution.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated June 23, 2022
99.2	Information Statement of Cryptyde, Inc. dated June 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2022

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	Chief Executive Officer